UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in that filing.

On June 18, 2012, Kraft Foods Inc. issued a press release announcing that we have commenced private offers to exchange our 6.500% Notes due 2040, 6.875% Notes due 2039, 6.875% Notes due 2038, 7.000% Notes due 2037, 6.500% Notes due 2031, 5.375% Notes due 2020, 6.125% Notes due August 2018, and 6.125% Notes due February 2018 for up to $3.6 billion aggregate principal amount of new 6.500% Notes due 2040, 6.875% Notes due 2039, 5.375% Notes due 2020, and 6.125% Notes due 2018 to be issued by our wholly owned subsidiary, Kraft Foods Group, Inc., and, as applicable, cash.

The new Notes have not been registered with the Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The new Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, only persons who certify that they are (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act may participate in the exchange offers.

A copy of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Kraft Foods Inc. Press Release, dated June 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18 , 2012	KRAFT FOODS INC.

/s/ Carol J. Ward

	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary